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                                                                   EXHIBIT 99.1

                               NORTH FORK BANCORP
   275 Broadhollow Road, Melville, NY 11747 (631) 844-1258 FAX (631) 844-1471

FOR IMMEDIATE RELEASE                                  Contact: Daniel M. Healy
                                                       Executive Vice President
                                                       Chief Financial Officer
                                                       (631) 844-1258

                            NORTH FORK BANCORPORATION
                            COMPLETES ACQUISITION OF
                         THE TRUST COMPANY OF NEW JERSEY

     Melville, N.Y. - May 17, 2004 - North Fork Bancorporation, Inc. (NYSE:NFB) announced that it has completed the acquisition of The Trust Company of New Jersey (NASDAQ:TCNJ); a $4.2 billion commercial bank. North Fork further reported the successful integration of the operations and system conversions associated with this transaction. Accordingly, effective today, the former Trust Company branch network commenced operations as North Fork Bank branches.

     North Fork also advised that the previously announced acquisition of GreenPoint Financial Corp. (NYSE:GPT) is proceeding as planned and is targeted to close during the third quarter of 2004. North Fork, when combined with Trust Company and GreenPoint, will have approximately $55 billion in assets and operate from 340 branch locations throughout the New York Metropolitan area, New Jersey and Connecticut.